Exhibit 99.1

Gentherm Announces Rescheduled 2020 Third Quarter Earnings Results Call

NORTHVILLE, Mich., October 29, 2020 (GLOBE NEWSWIRE) – Gentherm (NASDAQ:THRM), a global market leader and developer of innovative thermal management technologies, has rescheduled the Company’s conference call to discuss its financial results for the third quarter 2020 to 11 am (ET) on October 29, 2020.

Conference Call

Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304

Conference ID number: 10011748

Webcast

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor Relations section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available approximately 2 hours after the call by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13711413. The replay will be available until 11:59 p.m. (ET) on November 12, 2020.

Investor Contact
Yijing Brentano
investors@gentherm.com
248.308.1702

Media Contact
Melissa Fischer
media@gentherm.com
248.289.9702

About Gentherm
Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has over 11,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, South Korea, North Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.